UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	WELL	New York Stock Exchange
Guarantee of 4.800% Notes due 2028 issued by Welltower OP LLC	WELL/28	New York Stock Exchange
Guarantee of 4.500% Notes due 2034 issued by Welltower OP LLC	WELL/34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed under Item 5.07 of this Current Report on Form 8-K, at the 2024 Annual Meeting of Shareholders held on May 23, 2024 (the “Annual Meeting”), shareholders of Welltower Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to (i) limit the liability of certain officers as permitted by Delaware law and (ii) increase the number of authorized shares of the Company’s common stock, $1.00 par value per share, from 700,000,000 shares to 1,400,000,000 shares. The amendment to the Charter became effective upon the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 23, 2024. The Board of Directors of the Company (the “Board”) also approved a Restated Certificate of Incorporation (the “Restated Charter”), that restated and integrated, but did not further amend, the Charter (as amended through the filing of the Certificate of Amendment). On May 23, 2024, the Company filed the Restated Charter with the Secretary of State, and it was effective upon filing. The foregoing summaries of the Certificate of Amendment and Restated Charter are qualified in all respects by reference to the text of the Certificate of Amendment and the Restated Charter, respectively, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of the Company elected the nine directors nominated by the Board to serve until the 2025 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; approved, on an advisory basis, the compensation of the Company’s named executive officers; approved an amendment to the Charter to limit the liability of certain officers as permitted by Delaware law; and approved an amendment to the Charter to increase the number of authorized shares of common stock.

The proposals are further described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 12, 2024 (the “2024 Proxy Statement”).

The tables below set forth the number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s shareholders.

Proposal #1 — The election of nine directors to hold office until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified:

Nominee	For	Against	Abstentions	Broker Non-Votes
Kenneth J. Bacon	498,631,806	17,974,194	238,795	25,529,995
Karen B. DeSalvo	516,360,652	258,476	225,667	25,529,995
Dennis G. Lopez	514,645,661	1,947,681	251,453	25,529,995
Shankh Mitra	516,277,571	318,719	248,505	25,529,995
Ade J. Patton	516,217,549	391,785	235,461	25,529,995
Diana W. Reid	515,882,820	733,905	228,070	25,529,995
Sergio D. Rivera	516,214,375	391,186	239,234	25,529,995
Johnese M. Spisso	509,086,095	7,507,369	251,331	25,529,995
Kathryn M. Sullivan	513,860,948	2,756,678	227,169	25,529,995

Each of the directors was elected at the Annual Meeting.

Proposal #2 — The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstentions	Broker Non-Votes
514,497,684	27,556,841	320,265	0

This proposal was approved at the Annual Meeting.

Proposal #3 — The approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the 2024 Proxy Statement:

For	Against	Abstentions	Broker Non-Votes
487,289,120	28,659,611	896,064	25,529,995

This proposal was approved at the Annual Meeting.

Proposal #4 — The approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to limit the liability of certain officers as permitted by Delaware law:

For	Against	Abstentions	Broker Non-Votes
468,775,832	47,673,211	395,752	25,529,995

This proposal was approved at the Annual Meeting.

Proposal #5 — The approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock:

For	Against	Abstentions	Broker Non-Votes
529,493,225	11,979,963	901,602	0

This proposal was approved at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Welltower Inc.

3.2	Restated Certificate of Incorporation of Welltower Inc.

104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

Date: May 24, 2024	By:	/s/ MATTHEW MCQUEEN
Name: Matthew McQueen
Title: Executive Vice President – General Counsel & Corporate Secretary